Exhibit 5.2

[Sullivan & Cromwell LLP Letterhead]

31st March 2011

Barclays Bank PLC,
1 Churchill Place,
London E14 5HP.

Dear Sirs:

In connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”) under the senior debt indenture dated 16 September 2004 (the “Indenture”) between Barclays Bank PLC, as issuer, (the “Company”) and The Bank of New York Mellon, as trustee, we, as English special counsel to the Company, have examined:

A.                                   a copy of the articles of association of the Company;

B.                                     an extract from the minutes of a meeting of the board of directors of the Company held on 14 April, 1994 which established the Fund Raising Committee of the board of directors (the “Committee”);

C.                                     a copy of the minutes of the Committee for meetings held on (i) September 16, 2004 approving the establishment of a Medium-Term Notes, Series A program, with  the notes issued thereunder to be governed by the Indenture, and (ii) July 29, 2010 approving the issue of the Notes subject to approval of the Notes by any Authorised Officer named therein (an “Authorised Officer”) or by an authorised delegatee of an Authorised Officer;

D.                                    a certificate of an officer of the Company dated 21 March 2011 and an email from an Authorised Officer approving issue of the Notes dated 31 March 2011 (together, the “Certificates”); and

such other corporate records, certificates and documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

A.            Due Formation and Authority of the Company

For the purposes of this opinion, we have made the following searches and enquiries:

(a)                                  a search against the entries and filings shown in respect of the Company on the Companies House online service “Companies House Direct” at 1144 hours on 31 March 2011;

(b)                                 a telephone enquiry of the Central Registry of Winding-up Petitions made at 1142 hours on 31 March 2011 and;

(c)                                  an online search of the register of authorised persons under the FSMA at 1145 hours on 31 March 2011.

Upon the basis of the examination, searches and enquiries described above (the “Searches”) it is our opinion that:

(1)                                  The Company is a company limited by shares validly incorporated and in existence in England.

(2)                                  The issue of the Notes has been duly authorised and executed by or on behalf of the Company.

(3)                                  The issue of the Notes is in compliance with applicable English law.

For the purposes of giving the opinions expressed in paragraphs (1) to (3) above we have, with your consent, made the assumptions set out in section B below.  The opinions set forth in this section A are qualified as set forth in section C below.

B.            Assumptions

For the purpose of giving the opinion we have, with your consent, assumed, without independent verification that:

(a)                                  all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures, stamps and seals thereon or on the original thereof;

(b)                                 the Certificates are accurate and complete as of the date of this opinion;

(c)                                  the minutes and other corporate documents are a true and complete record of the proceedings described therein and the resolutions set out in the minutes remain in full force and effect without modification;

(d)                                 any person required to obtain any consent or authorisation in any jurisdiction other than England in connection with the issue of the Notes has obtained such consent or authorisation;

(e)                                  there has been no alteration in the status of the Company as revealed by the Searches;

(f)                                    no law of any jurisdiction outside England would render the issue of the Notes illegal or ineffective; and

(g)                                 the Committee in resolving to issue the Notes has acted in good faith to promote the success and interests of the Company for the benefit of its members and in accordance with any other duty.

C.            Qualifications

1                                          The searches on Companies House Direct referred to in section A above are not conclusively capable of revealing whether or not:

(i)                                     a winding up order has been made in respect of the Company; or

(ii)                                  an administration order has been made in respect of the Company; or

(iii)                               a receiver, administrative receiver or liquidator has been appointed in respect of the Company,

since notice of these matters might not be filed with the Registrar of Companies immediately and, when filed, might not be entered on the electronic records of the Company immediately.

2                                          The enquiries with the Central Registry of Winding-Up Petitions referred to in section A above relate only to a compulsory winding up and are not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding-up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made.

*****

The foregoing opinion is limited to English law as at the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  In particular, we express no opinion on European Community law as it affects any jurisdiction other than England, on matters of federal law of the United States, or on the laws of New York or any other State of the United States.  No opinion is expressed on matters of fact.  This opinion is governed by, and shall be construed in accordance with, English law. The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the federal laws of the United States and the laws of the State of New York relevant to the foregoing opinion.

This opinion is provided in connection with the issue of the Notes and is not to be used for any other purpose.  We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Company’s registration statement  (the “Registration Statement”) filed with the United States Securities and Exchange Commission on Form F-3 ASR (File No. 333-169119) under the United States Securities Act of 1933, as amended (the “Act”).  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

Annex A

Title of Notes	Date of Issue

$1,031,000 Capped and Floored Floating Rate Notes Due March 31, 2021	March 31, 2011

$678,000 Callable Step Up Fixed Rate Notes Due March 31, 2026	March 31, 2011

$1,657,000 5.00% Callable Fixed Rate Notes Due March 31, 2027	March 31, 2011

$1,937,000 Callable Fixed Rate Notes Due March 31, 2031	March 31, 2011

$500,000 9.25% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of eBay Inc.	March 31, 2011

$500,000 10.50% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of Ford Motor Company	March 31, 2011

$500,000 8.75% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of MetLife, Inc.	March 31, 2011

$500,000 14.00% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of AK Steel Holding Corporation	March 31, 2011

$500,000 10.25% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of Freeport-McMoRan Cooper & Gold Inc.	March 31, 2011

$500,000 13.50% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of Green Mountain Coffee Roasters, Inc.	March 31, 2011

$500,000 12.50% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of McMoRan Exploration Co.	March 31, 2011

$500,000 15.25% Exchangeable Notes due June 30, 2011 Linked to the Common Stock of Patriot Coal Corporation	March 31, 2011

$5,000,000 10.25% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of Peabody Energy Corporation	March 31, 2011

$5,000,000 8.50% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of Ford Motor Company	March 31, 2011

$5,000,000 11.75% Exchangeable Notes due September 30, 2011 Linked to the Common Stock of Seagate Technology	March 31, 2011

$1,901,766.25 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of The NASDAQ OMX Group, Inc.	March 31, 2011

$12,160,848.42 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of Hess Corporation	March 31, 2011

$5,893,075.76 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of Amazon.com, Inc.	March 31, 2011

$4,072,860.75 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of Coach, Inc.	March 31, 2011

$13,240,667.92 Trigger Yield Optimization Notes due September 30, 2011 Linked to the Common Stock of Apple Inc.	March 31, 2011

$222,000 2.50% Fixed Rate Notes due March 31, 2016	March 31, 2011

$656,000 3.00% Fixed Rate Notes due March 31, 2017	March 31, 2011

$115,000 3.35% Fixed Rate Notes due March 31, 2018	March 31, 2011

$1,255,000 4.00% Fixed Rate Notes due March 31, 2020	March 31, 2011

$497,000 4.35% Fixed Rate Notes due March 31, 2021	March 31, 2011

$339,000 4.50% Fixed Rate Notes due March 31, 2024	March 31, 2011

$241,000 Step Up Fixed Rate Notes due March 31, 2023	March 31, 2011

$5,000,000 13.50% Reverse Convertible NotesSM due March 30, 2012 (linked to common stock of MGM Resorts International)	March 31, 2011

$5,000,000 14.00% Reverse Convertible NotesSM due September 30, 2011 (linked to common stock of Las Vegas Sands Corp.)	March 31, 2011

$5,000,000 10.25% Reverse Convertible NotesSM due September 30, 2011 (linked to common stock of Ford Motor Company)	March 31, 2011

$5,000,000 10.75% Reverse Convertible NotesSM due September 30, 2011 (linked to common stock of First Solar, Inc.)	March 31, 2011

$5,000,000 15.25% Reverse Convertible NotesSM due September 30, 2011 (linked to common stock of Netflix, Inc.)	March 31, 2011

$2,387,000 Double Short Leverage Securities Linked to the Barclays Capital 30Y Treasury Futures Index™ due March 31, 2014	March 31, 2011

$2,500,000 Notes due March 31, 2016 Linked to the Performance of the S&P 500® Dynamic VEQTORTM Mid-Term Total Return Index	March 31, 2011

$1,145,000 Super TrackSM Notes due March 26, 2015 Linked to the Performance of an Equity Index Basket	March 31, 2011

$1,300,000 Notes due April 2, 2014 Linked to the Performance of the S&P 500® Index	March 31, 2011

$3,300,000 Callable Fixed Rate Range Accrual Notes due March 31, 2026	March 31, 2011

$275,000 Buffered Super TrackSM Notes due March 28, 2013 Linked to the Performance of the S&P BRIC 40 Index	March 31, 2011

$1,414,000 Super Track Notes due October 3, 2011 Linked to the Performance of Brent Crude	March 31, 2011

$5,415,210 Buffered Return Optimization Securities Linked to the S&P 500® Index due March 28, 2013	March 31, 2011

$2,700,000 Super Track Digital Notes due October 3, 2012 Linked to the Performance of the Russell 2000® Index	March 31, 2011

$5,000,000 9.00% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Bank of America Corporation)	March 31, 2011

$5,000,000 10.25% Exchangeable Notes due March 30, 2012 (Linked to the American depositary shares of Nokia Corporation)	March 31, 2011

$500,000 9.25% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Citigroup Inc.)	March 31, 2011

$500,000 8.50% Exchangeable Notes due March 30, 2012 (Linked to the Common Stock of Noble Corporation)	March 31, 2011